Exhibit 99.1

Oxbridge Acquisition Corp. Announces Pricing of $100.0 Million Initial Public Offering

GRAND CAYMAN, CAYMAN ISLANDS / ACCESSWIRE / August 11, 2021 / Oxbridge Acquisition Corp. (the “Company”), a newly organized blank check company incorporated as a Cayman Islands exempted company and led by Chairman and CEO Jay Madhu, today announced the pricing of its initial public offering of 10,000,000 units at an offering price of $10.00 per unit, with each unit consisting of one Class A ordinary share of the Company and one redeemable warrant. Each warrant will entitle the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. The units are expected to be listed on the Nasdaq Capital Market (“Nasdaq”) and trade under the ticker symbol “OXACU” beginning August 12, 2021. Once the securities comprising the units begin separate trading, the Class A ordinary shares and the warrants are expected to be traded on the Nasdaq under the symbols “OXAC” and “OXACW,” respectively.

Maxim Group LLC is acting as sole book-running manager for the offering.

The Company has granted the underwriters a 45-day option to purchase up to 1,500,000 additional units at the initial public offering price to cover over-allotments, if any. The offering is expected to close on August 16, 2021, subject to customary closing conditions.

A registration statement relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 11, 2021. The offering is being made only by means of a prospectus. When available, copies of the prospectus related to this offering may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3500, or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Oxbridge Acquisition Corp.

Oxbridge Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, organized under the laws of the Cayman Islands and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination target in any business, industry or geographical location, it intends to focus its search on a technology business within the insurtech, blockchain and artificial intelligence verticals, with enterprise value in excess of $300 million. The Company is led by Jay Madhu, its Chairman & CEO and Wrendon Timothy, its CFO, Secretary, Treasurer and Director. In addition to Messrs. Madhu and Timothy, the Company’s Board of Directors also includes Jason Butcher, Allan Martin, and William Yankus. Additionally, the Company’s strategic advisors include Oliver Gale, Deepak Jain, Drew Madhu, Isabel Gumeyi, and Sam Martin.

Forward-Looking Statement Disclaimer

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Oxbridge Acquisition Corp., including those set forth in the Risk Factors section of Oxbridge Acquisition Corp.’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Oxbridge Acquisition Corp. undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Jay Madhu

Chief Executive Officer

(345) 749-7570

jmadhu@oxbridgeaq.com